                               POWER OF ATTORNEY

  The director of Heritage Financial Corporation (the "Company"), whose signature appears below, hereby appoints Donald V. Rhodes as his/her attorney to sign, in his/her name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to such attorney power to act with full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

  This Power of Attorney has been signed by the following person in the capacity indicated, on the 1st day of September, 1998.

                     SIGNATURE               TITLE
                     ---------               -----
              /s/ Lynn M. Brunton            Director
        ____________________________________
                  Lynn M. Brunton

               /s/ John A. Clees             Director
        ____________________________________
                   John A. Clees

              /s/ Daryl D. Jensen            Director
        ____________________________________
                  Daryl D. Jensen

             /s/ H. Edward Odegard           Director
        ____________________________________
                 H. Edward Odegard

               /s/ James P. Senna            Director
        ____________________________________
                   James P. Senna

             /s/ Peter K. Wallerich          Director
        ____________________________________
                 Peter K. Wallerich

             /s/ Philip S. Weigand           Director
        ____________________________________
                 Philip S. Weigand